Exhibit 99.1

NEWS

FOR RELEASE: Tuesday, July 3, 2006

Charter Completes Sales to Cebridge and New Wave Communications

Sale of Assets Enhances Operating Efficiency and Improves Liquidity

ST. LOUIS, July 3, 2006 -- Charter Communications, Inc. (Nasdaq:CHTR) (the "Company" or "Charter") today announced completion of the sales of various geographically non-strategic assets to Cebridge Acquisition Co., LLC and New Wave Communications for aggregate proceeds of approximately $896 million, subject to post-closing adjustments. The transactions, which were announced in February 2006, include certain cable television systems in West Virginia and Virginia, sold to Cebridge, and in Illinois and Kentucky, sold to New Wave.

“These sales reflect our strategy to divest geographically non-strategic assets aimed at enhancing overall operating efficiency, while also increasing the Company’s liquidity,” Charter President and CEO Neil Smit said.

The systems purchased by Cebridge (which now operates as Suddenlink Communications) serve approximately 242,600 analog video customers, and those purchased by New Wave serve approximately 75,200 analog video customers.

Daniels & Associates and JPMorgan Securities Inc. advised Charter in these transactions.

About Charter Communications

Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly-traded cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced digital video entertainment programming (Charter Digital™), Charter High-Speed™ Internet access service, and Charter Telephone™ services. Charter Business™ similarly provides scalable, tailored and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, and video and music entertainment services. Charter’s advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

About Suddenlink Communications

Formerly known as Cebridge Connections, Suddenlink is now among the nation’s 10 largest cable system operators, serving approximately 1.4 million customers and offering digital television, phone, security, and high-speed Internet services.

About New Wave

New Wave is a cable television provider primarily in small and mid-sized communities in the Midwest and Southeast United States that offers a wide range of products including cable television, high speed data services and telephone service. NewWave currently serves nearly 20,000 customers and is headquartered in Sikeston, Missouri. Wachovia Capital Partners back the company as financial partners. Wachovia Capital Partners is the principal investing arm of Wachovia Corporation and has invested more than $2.7 billion of capital since inception. Waller Capital Corp. assisted NewWave in the acquisition of these properties.

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aimed" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in reports or documents that we file from time to time with the SEC, and include, but are not limited to:

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

CONTACT: Charter Communications, Inc.:
Anita Lamont, 314-543-2215
or
Mary Jo Moehle, 314-543-2397
or
Cebridge Acquisition Co., LLC:
Pete Abel, 314-315-9346
or
New Wave Communications:
Jim Gleason, 573-472-9500